SECURITIES PURCHASE AGREEMENT

                                      DATED

                                 October 3, 2000

                                     BETWEEN

                             CHELL GROUP CORPORATION

                                       AND

                        VC ADVANTAGE LIMITED PARTNERSHIP

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                             CHELL GROUP CORPORATION

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of October 3, 2000, between Chell Group Corporation, a New York corporation (the "Company"), and VC Advantage Limited Partnership (the "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

            The parties hereto agree as follows:

            Section 1. Authorization and Closing.

            1A. Authorization of Issuance and Sale. The Company shall authorize the issuance and sale to the Purchaser of up to an aggregate principal amount of US$3,000,000 of the Company's 10% Convertible Debentures due October 3, 2003 (the "Debentures"), and a warrant (the "Purchaser's Warrant") to purchase 50,000 shares of the Company's common stock ("Common Stock") at a price of US$3.00 per share. The Debentures shall be in the form of Exhibit A hereto, dated as of the date of the Closing, and shall be in such principal amounts as the Purchaser shall specify. The Purchaser's Warrant shall be in the form of Exhibit B hereto, dated as of the date of the Closing, and expiring on October 3, 2004.

            1B. Purchase and Sale of the Debentures; Issuance of Warrant. At the Closing (as defined below), the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company, US$3,000,000 in aggregate principal amount of Debentures. The purchase price of the Debentures shall be 100% of the principal amount thereof. At the Closing, the Company shall also issue and deliver the Purchaser's Warrant to the Purchaser.

            1C. The Closing. The closing of the separate purchase and sale of the Debentures (the "Closing") shall take place at the offices of Thomson Kernaghan & Co. Limited (the "Placement Agent"), at 10:00 a.m. on October 3, 2000, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver the Debentures to the Purchaser, registered in the Purchaser's or its nominee's name, upon payment of the purchase price thereof by wire transfer for the Company's account pursuant to the Company's written instructions.

            Section 2 Conditions.

            2A. Conditions of the Purchaser's Obligation at the Closing. The obligation of the Purchaser to purchase and pay for the Debentures at the Closing is subject to the satisfaction as of the Closing of the following conditions:

            (i) Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

            (ii) Registration Agreement. The Company and the Purchaser shall have entered into a registration agreement in the form annexed hereto as Exhibit C (the "Registration Agreement"), and the Registration Agreement shall be in full force and effect as of the Closing.

            (iii) Securities Law Compliance. The Company shall have made all filings, if any, under all applicable securities laws of the United States, Canada and their respective states and Provinces necessary to consummate the issuance of the Debentures pursuant to this Agreement in compliance with such laws.

            (iii) Opinion of the Company's Counsel. The Purchaser shall have received from Mintz & Fraade, P.C., counsel for the Company, an opinion which shall be addressed to the Purchaser, dated the date of the Closing and in the form annexed hereto as Exhibit "C".

            (iv) Closing Documents. The Company shall have delivered to the Purchaser all of the following documents:

                  (a) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1, and Section 2A have been fully satisfied;

                  (b) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, and each of the other agreements contemplated hereby, the issuance and sale of the Debentures, and the consummation of all other transactions contemplated by this Agreement;

                  (c) certified copies of the Articles of Incorporation and the Company's bylaws, each as in effect at the Closing;

                  (d) a certificate of good standing issued by the Secretary of State of New York, and any other state where the Company is authorized to do business; and

                  (e) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

            (v) Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

            (vi) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, and no federal or state court of competent jurisdiction shall have enacted, issued,


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

promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, restraining, modifying or preventing the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company or its Subsidiaries taken as a whole (a "Material Adverse Effect").

            (vii) Consents; Approvals. The Company shall have obtained and shall have delivered to the Purchaser copies of all consents, approvals or other authorizations necessary to be obtained by the Company or its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            (viii) Compliance with Applicable Laws. The purchase of the Debentures by the Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Debentures by the Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser and the Company are subject.

            (ix) Waiver. The Purchaser may, by its written consent, waive any condition contained in this Section 2A.

            2B. Conditions of the Company's Obligation at the Closing. The obligation of the Company to issue and sell the Debentures at the Closing is subject to the satisfaction as of the Closing of the following conditions:

            (i) The representations and warranties contained in Section 7 hereof shall be true and correct in all material respects at and as of the Closing as though then made.

            Section 3 Covenants. So long as any of the Debentures are outstanding:

            3A. Reporting Company Status. The Company shall (i) cause the Common Stock to be registered under Section 12 of the Exchange Act; (ii) shall be and continuously remain a reporting company under the Exchange Act; and (iii) shall file with the SEC in a timely manner all reports, statements and other materials required to be filed by it to remain a reporting company under the Exchange Act.

            3B. Stock Exchange Listing. The Company's Common Stock is presently listed on the Nasdaq Small Cap Market. The Company shall cause the Common Stock to be continuously listed on such market or on the Nasdaq National Market.

            3C. Financial Statements and Other Information. The Company shall deliver to the Purchaser or other holders of the Debentures, contemporaneously with the transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications that the Company sends to its shareholders and copies of all registration statements


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

and all regular, special or periodic reports that it files, or any of its officers or directors file with respect to the Company, with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses.

Each of the financial statements, and all of the information furnished by the Company contained in the reports, statements and other materials referred to in subparagraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, have a Material Adverse Effect).

            Section 4 Transfer of Restricted Securities.

            4A. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 904, Rule 144 or Rule 144A of the SEC (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

            4B. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C.

            4C. Rule 144A. Upon the request of any Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the SEC.

            4D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

            Section 5 Representations and Warranties of the Company. Except as set forth in the Company's SEC filings, this Agreement, and this Agreement's "Disclosure Schedule", as a material inducement to the Purchaser to enter into this Agreement and purchase the Debentures hereunder, the Company hereby represents and warrants that:


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

            5A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and with active status under the laws of New York and is qualified to do business in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and bylaws which have been furnished to the Purchaser or its counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

            5B. Capital Stock and Related Matters.

            (i) Except as set forth in the Company's SEC filings or the attached Disclosure Schedule, the Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the attached Disclosure Schedule. The Disclosure Schedule accurately sets forth the following information with respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Disclosure Schedule and except pursuant to the Articles of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

            (ii) There are no statutory or, to the best of the Company's knowledge, contractual shareholders preemptive rights or rights of refusal with respect to the issuance of the Debentures or the Purchaser's Warrant, or the issuance of the Common Stock upon conversion of the Debentures or the exercise of the Purchaser's Warrant. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Debentures and the Purchaser's Warrant do not require registration under the Securities Act or any applicable state securities laws. Except as set forth on the Disclosure Schedule, to the best of the Company's knowledge, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

            5C. Subsidiaries; Investments. The attached Disclosure Schedule correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and non-


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

assessable, and all such shares are owned by the Company or another Subsidiary are free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Disclosure Schedule, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

            5D. Authorization; No Breach. The execution, delivery and performance of the Transaction Documents to which the Company is a party, the amendment and restatement of the Articles of Incorporation have been fully authorized by the Company. Each of the Transaction Documents to which the Company is a party constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization or other similar laws and to general principles of equity (whether considered in proceedings at law or in equity). The execution and delivery by the Company of the Transaction Documents to which the Company is a party, the offering, sale and issuance of the Debentures and the Purchaser's Warrant hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Articles of Incorporation or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

            5E. Financial Statements. The Company's financial statements contained in its most recent Form 10-K filed with the SEC, and each of the Company's Forms 10-Q filed thereafter, (including in all cases the notes thereto) are accurate and complete in all material respects, are consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and have been prepared in accordance with GAAP.

            5F. Absence of Undisclosed Liabilities. Except as set forth on the attached Disclosure Schedule, the Company does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities and obligations which have arisen after the date of the Company's last Form 10-Q in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (ii) other liabilities and obligations expressly disclosed in the Disclosure Schedule attached to this Agreement.

            5G. Product and Service Warranty. Except as set forth on the attached Disclosure Schedule, all products sold, leased or delivered by the Company and all services rendered by the Company (including, but not limited to, the installation of any products sold, leased or delivered by the Company) have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability (and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith (including, but not limited to requirements to perform additional services in connection therewith) in excess of $25,000. No products sold, leased or delivered by the Company and no services rendered by the Company are subject to any guarantee, warranty or other indemnity beyond the applicable standard terms and conditions of such sale, lease or service, except as set forth on the attached Disclosure Schedule.

            The attached Disclosure Schedule includes copies of such standard terms and conditions of sale, lease and service for the Company (containing applicable guaranty, warranty and indemnity provisions).

5H. No Material Adverse Change. Except as set forth in the Company's SEC filings and the attached Disclosure Schedule, since the date of the Company's most recently filed Form 10-Q for the three month period ending May 31, 2000 (the "Latest Form 10Q"), there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole, inconsistent with past practice and/or outside the ordinary course of business.

            5I. Absence of Certain Developments.

      (i) Except as expressly contemplated by this Agreement, disclosed in the Company's Latest Form 10Q, or set forth on the attached Disclosure Schedule, since the date of the Company's Latest Form 10-Q, neither the Company nor any Subsidiary has made any resolution authorizing any of the following actions, or agreed to engage in any of the following actions inconsistent with past practice and/or outside the ordinary course of business.

                  (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                  (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                  (c) discharged or satisfied any Lien or paid any obligation or liability;

                  (d) declared or made any payments or distributions of cash or other property to its shareholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                  (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;


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

                  (f) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims;

                  (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any Person;

                  (h) suffered any extraordinary losses or waived any rights of value, whether or not in the ordinary course of business or consistent with past practice;

                  (i) made capital expenditures or commitments thereof that aggregate in excess of $25,000;

                  (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $25,000 in the aggregate;

                  (k) made any charitable contributions or pledges;

                  (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $100,000, whether or not covered by insurance;

                  (m) made any Investment in or taken steps to incorporate any Subsidiary;

                  (n) become a party to any contract for the performance of services and/or the sale of products in which losses to the Company are in the excess of $25,000 in the aggregate;

                  (o) entered into, amended, modified or supplemented any agreement, transaction, commitment or arrangement with any of its officers, directors, employees, shareholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

                  (o) increased any compensation or paid any bonus or other forms of current and deferred compensation payable to any officer or director of the Company by more than 10% in any twelve-month period; or

                  (p) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business.

            (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments, other than those made within the ordinary course of business.


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

            5J. Assets. Except as set forth on the attached Disclosure Schedule, the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Company's most recently filed Form 10-Q, and except for Liens disclosed therein (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the Disclosure Schedule, to the knowledge of the Company, the Company's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.


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

      5K. Tax Matters. Except as set forth on the attached Disclosure Schedule:
(i) the Company and each Subsidiary has filed all Tax Returns required to be filed under applicable law and all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations; (ii) all Taxes, assessments and other governmental charges imposed upon the Company and each Subsidiary, or upon any of the assets, income or franchises of the Company and each Subsidiary, have been timely paid or, if not yet payable, shall be timely paid and are adequately accrued on the Company's books and records; (iii) there are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Company or any Subsidiary or any assets or operations of the Company or any Subsidiary; (iv) no consent has been given with respect to the Company or any Subsidiary to extend the time in which any Tax may be assessed or collected by any taxing authority;
(v) there are no ongoing or pending Tax audits by any taxing authority against the Company or any Subsidiary; (vi) the Company has never filed a consent relating to any assets or property pursuant to IRC Section 341(f) or any corresponding provision of state, local or foreign income tax law; and (vii) no claim has ever been made by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file tax returns that the Company or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction; (viii) neither the Company nor any Subsidiary is a party to any tax sharing agreement ;
(ix) neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as defined in IRC Section 1504 or any corresponding provision of state, local or foreign income tax law) other than the one of which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by the Company;
(x) neither the Company nor any Subsidiary has any express or implied obligation to indemnify or otherwise assume or succeed to the Taxes of any other person;
(xi) the Company has not been a "United States real property holding corporation" within the meaning of IRC Section 897(c)(2) or any corresponding provision of state, local or foreign income tax law at any time during the five-year period ending on the Closing Date. "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing. "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

            5L. Contracts and Commitments.

            (i) The Company is in compliance with all applicable employee, tax and environmental laws, except as expressly set forth in the Company's SEC filings or on the attached Disclosure Schedule and neither the Company nor any Subsidiary is a party to or bound by any written or oral:

                  (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                  (b) contract or other commitment (whether written or oral) for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

                  (c) contract under which the Company or a Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

                  (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

                  (e) guarantee of any obligation;

                  (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $10,000;

                  (g) lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

                  (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $10,000;

                  (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property Rights);

                  (j) warranty agreement with respect to its services rendered or its products sold or leased;

                  (k) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

                  (l) sales, distribution or franchise agreement;

                  (m) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

                  (n) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                  (o) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $25,000 annually.


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

            (ii) All of the contracts, agreements and instruments set forth in the Company's SEC filings or in the Disclosure Schedule are valid, binding and enforceable in accordance with their respective terms. Except as set forth in the Company's SEC filings or in the attached Disclosure Schedule, the Company and each Subsidiary have performed all obligations required to be performed by them and are not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any contract, agreement or instrument; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment; and neither the Company nor any Subsidiary is a party to any materially adverse contract or commitment.

            (iii) The Purchaser' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Disclosure Schedule, together with all amendments, waivers or other changes thereto.

            5M. Intellectual Property Rights.

            (i) The Company's SEC filings and the attached Disclosure Schedule contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The Disclosure Schedule also contains a complete and accurate list of all licenses, other than licenses with respect to off-the-shelf software purchased in the ordinary course of business, and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the Disclosure Schedule, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Except as set forth on the Disclosure Schedule, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary is not threatened, pending or reasonably foreseeable. To the knowledge of the Company, the Company and its Subsidiaries have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

            (ii) Except as set forth on the Disclosure Schedule, (a) the Company and its Subsidiaries own all right, title and interest in and to or the right to use pursuant to a valid and enforceable written license all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no valid grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (d) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, that the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (e) to the best of the Company's knowledge, the Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in the Disclosure Schedule, the transactions contemplated by this Agreement shall have no Material Adverse Effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the Disclosure Schedule.

            5N. Litigation, etc. Except as set forth on the attached Disclosure Schedule, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no valid basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

            5O. Brokerage. Except as set forth on the attached Disclosure Schedule, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

            5P. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached Disclosure Schedule and except as expressly contemplated herein or in the exhibits hereto.

            5Q. Insurance. The attached Disclosure Schedule contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the Disclosure Schedule, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

            5R. Employees. Except as set forth on the attached Disclosure Schedule, the Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

            5S. Compliance with Laws. Except as set forth on the attached Disclosure Schedule, neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such violation. Except as set forth on the Disclosure Schedule, neither the Company nor any Subsidiary is subject to, or has reason to believe it may become subject to, any liability (contingent or otherwise) or corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("Environmental Laws"). Without limiting the generality of the foregoing, (i) the Company and each Subsidiary have obtained all permits, licenses and authorizations required under, and have complied in all respects with, all Environmental Laws, (ii) no notice has been received by the Company or any Subsidiary regarding any violation of, or any claim, liability or corrective or remedial obligation under, any Environmental Laws and (iii) no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a liability or corrective or remedial obligation under any Environmental Laws.

            5T. Affiliated Transactions. Except as set forth on the attached Disclosure Schedule, no officer, director, employee, shareholder or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

            5U. Disclosure. Neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared or supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be expected to have a Material Adverse Effect.

            5V. Reporting Company Status. The Company's Common Stock has been registered under Section 12 of the Exchange Act in excess of ten (10) years, and the Company is a "reporting company" under the Exchange Act. The Company has filed with the SEC in a timely manner, all reports, statements and other materials required to be filed by it to remain a reporting company under the Exchange Act for the past three years.

            5W. Company's Offering Representations; Regulation S Exemption. The Company understands that the Purchaser is purchasing the Debentures in reliance on the exemption from the registration requirements of Section 5 of the Securities Act for offshore transactions as defined in Rule 902(h) of the Securities Act, and that the Purchaser is relying upon the truth and accuracy of, and the Company's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to issue and sell the Shares to the Purchaser without having complied with those registration requirements. With respect to that exemption, the Company further represents and warrants to the Purchaser that:

            (i) the Company has not offered any of the Debentures to a U.S. Person (as defined in Rule 902(k) of the Securities Act) or to a person in the United States;

            (ii) the offer and sale of the Shares to the Purchaser is being made in an offshore transaction as defined in Rule 902(h) of the Securities Act;

            (iii) the Company has not engaged in any directed selling efforts, as defined in Rule 902(c), of the Securities Act with respect to the Shares; and

            (iv) the Company has complied with all of the conditions required of it under Rule 903(b)(3) of the Securities Act.

            5X. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

            Section 6. Definitions.

            6A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

            "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

            "Common Stock" means the Company's common stock, $.067 par value per share.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

            "Indebtedness" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

            "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

            "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

            "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

            "IRS" means the United States Internal Revenue Service.

            "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

            "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Restricted Securities" means (i) the Debentures issued hereunder,
(ii) the Placement Agent's Warrant; (iii) the Common Stock issued upon conversion of the Debentures and exercise of the Placement Agent's Warrant, and
(iv) any securities issued with respect to the securities referred to in clauses
(i) , (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with Section 4. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

            "SEC" means the United States Securities and Exchange Commission, and includes any governmental body or agency succeeding to the functions thereof.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

            "Transaction Documents" means this Agreement, the Debentures, the Placement Agent's Warrant, the Registration Agreement, the and all other documents referenced in or contemplated by this Agreement.

            "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of the Purchaser's Warrant, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

            Section 7. Miscellaneous.

            7A. Expenses. At the Closing, the Company shall pay the Purchaser's reasonable legal fees and expenses and shall pay the Placement Agent a placement fee equal to 5% of the principal amount of the Debentures purchased by the Purchaser. The Company hereby authorizes the Purchaser to withhold its legal fees and expenses and the Placement Agent's fee from the purchase price of the Debentures. Except as so provided, each party shall pay, and hold each other party harmless against liability for the payment of the fees and expenses of such party's counsel, accountants and consultants arising in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

            7B. Purchaser's Investment Representations - Regulation S. The Purchaser represents and warrants to the Company that:

            (i) The Purchaser is acquiring the Debentures and the Purchaser's Warrant for its own account for investment and not with a view to, or for resale in connection with, the distribution hereof to or for the account of a U. S. person or a person in the United States, or otherwise than as permitted by Rule 903 or 904 of the Securities Act, and the Purchaser has no present intention of distributing any thereof, except in each case in accordance with the terms of this Agreement or as permitted by Rule 903 or 904 of the Securities Act; provided, however, that the Purchaser has not agreed to hold the Debentures or the Purchaser's Warrant for any particular period of time.

            (ii) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act., and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment and protecting its own interests in connection with this transaction.

            (iii) The Purchaser understands that the Shares are being offered and sold to it in reliance on the exemption from the registration requirements of Section 5 of the Securities Act for offshore transactions as defined in Rule 902(h) of the Securities act, and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares. With respect to that exemption, the Purchaser further represents and warrants to the Company that the Purchaser is not a U.S. Person as defined in Rule 902(k) of the Securities Act, and that it has complied with all of the conditions required of it by Rule 903(b)(3) of the Securities Act.

            7B. Amendments. No amendment, modification, termination, or waiver of any provision of any Transaction Document nor consent to any departure by the Company from any Transaction Document, shall in any event be effective unless the same shall be in writing and signed by the Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            7C. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of two years (and thereafter shall have no further force or effect), regardless of any investigation made by the Purchaser or on its behalf.

            7D. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Debentures, the Purchaser's Warrant or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Debentures, Purchaser's Warrant or such Underlying Common Stock.

            7E. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            7F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            7G. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

            7H. Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however that if any provision of this Agreement is unenforceable under New York law but is enforceable under the laws of the Province of Ontario, Canada, then the laws of the Province of Ontario, Canada, shall govern the construction, validity, enforcement and intepretation of that provision. The parties hereby consent to the jurisdiction of the courts of the State of New

York in any action to enforce or construe any of the Transaction Documents. The prevailing party in any action to enforce or construe any of the Loan Documents shall be entitled to recover its reasonable attorneys fees.

            7I. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when sent by (i) mail by
(a) certified mail, postage prepaid, return receipt requested and (b) First Class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser and to the Company at the addresses indicated below:

                        To the Company:

                        Chell Group Corporation
                        14 Meteor Drive
                        Toronto, Ontario M9W 1A4
                        Canada
                        Attention: ______________

                        with a copy to:

                        Mintz & Fraade, P.C.
                        488 Madison Avenue
                        New York, New York 10022
                        Attention: Frederick M. Mintz, Esq.
                        Facsimile No.: (212) 486-0701

                        To the Purchaser

                        VC Advantage Limited Partnership
                        C/0 Thomson Kernaghan & Co. Limited
                        365 Bay Street
                        Toronto, Ontario M5H 2V2
                        Canada
                        Attention: ______________________

                        with a copy to:

                        John M. Mann
                        Attorney at Law
                        Suite 2800
                        1330 Post Oak Boulevard
                        Houston, Texas 77056-2030

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            7J. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first written above.

CHELL GROUP CORPORATION                 VC ADVANTAGE LIMITED
PARTNERSHIP


By /s/ Don Pagnutti                       By /s/ M. McKinnen
  -----------------------------             ------------------------------------
Name Don Pagnutti                         Name M. McKinnen
    ---------------------------               ----------------------------------
Title Vice President - Finance
      & Chief Financial Officer           Title
     --------------------------                 --------------------------------
Date signed 10/3/01                       Date signed 10/3/01
           --------------------                      ---------------------------